EXHIBIT 32.1
Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002
By
Principal Executive Officer and Principal Financial Officer
Dated: November 9, 2006
     I, Jeffrey A. Quiram, Chief Executive Officer of Superconductor Technologies Inc, herby certify that, to my knowledge, that:
     1.      the accompanying Quarterly Report on Form 10-Q of Superconductor Technologies for the three month period ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and
     2.      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.
     IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

/s/ Jeffrey A. Quiram

Jeffrey A. Quiram
President and Chief Executive Officer